Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$2,483,099
Unrealized Gain (Loss) on Market Value of Futures	(1,713,980)
Interest Income	353
ETF Transaction Fees	350
Total Income (Loss)	$769,822

Expenses
General Partner Management Fees	$7,147
Professional Fees	5,610
Brokerage Commissions	3,641
NYMEX License Fee	179
Prepaid Insurance Expense	171
Non-interested Directors' Fees and Expenses	117
Total Expenses	16,865
Expense Waiver	(7,905)
Net Expenses	$8,960
Net Income (Loss)	$760,862

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/15	$11,135,993
Additions (50,000 Shares)	3,200,291
Net Income (Loss)	760,862

Net Asset Value End of Month	$15,097,146
Net Asset Value Per Share (250,000 Shares)	$60.39

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that,  to the best of his knowledge and belief, the information contained in the Account Statement for  the month ended January 31, 2015 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612